AGREEMENT setting forth the terms and conditions upon which TIBER CREEK CORPORATION ("Tiber Creek") is engaged by PRESTIGE O&G, LLC, together with any successors (collectively "Prestige") to effect transactions (the "Transactions") intended to combine E&Pco, LLC ("E&Pco") with a United States reporting company (“the Reporting Company”) and for related matters.

1.	Services Provided.

Following its engagement, Tiber Creek and its affiliates will:

1.1.    Discuss with Prestige the structure of the Transactions and actions to be taken by Prestige in preparation for the completion of the Transactions;

1.2.    Transfer control of the Reporting Company to Prestige;

1.3.    Prepare the agreement for the acquisition of E&Pco by the Reporting Company by merger, stock-for-stock exchange or stock-for-asset exchange as directed by Prestige ("Business Combination Agreemet");

1.4.    Combine E&Pco with the Reporting Company ("the Business Combination");

1.5.    Prepare and file with the Securities and Exchange Commission Forms 8-K describing the change in control of the Reporting Company and the Business Combination, as each occurs;

1.6.    Following the Business Combination, prepare and file with the Securities and Exchange Commission an appropriate form of registration statement under the Securities Act of 1933 (“Registration Statement”) and all required amendments registering such securities of the Reporting Company as Prestige shall designate;

1.7.    Provide for the filing by a market maker of a Form 15c-211 for the quotation or listing of E&Pco’s securities for public trading on stock exchanges for which its securities are then eligible;

1.8.    Prepare any opinion letters needed for compliance with the requirements of the Financial Industry Regulatory Authority in connection with trading and with the Depository Trust Company for eligibility for the electronic transfer of shares;

1.9.    Assist in establishing and maintaining relationships with market makers and broker-dealers in efforts to raise funds for E&Pco;

1.10.  Take other actions appropriate to completion of the Transactions as contemplated by this agreement.

2.	Business Combination.

2.1.    Tiber Creek will provide, at its expense, the Reporting Company, which will have audited financial statements showing no material assets or liabilities, which will have registered its common stock under §12(g) of the Securities Exchange Act of 1934 ("the 1934 Act"), and which will be current in its reporting requirements under §13 of the 1934 Act.

Agreement with Tiber Creek Corporation	Page Number 2

2.2.    The Reporting Company will have authorized capital of 100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.0001 par value per share, of which 20,000,000 common shares have been issued and no preferred shares.

2.3.    Upon the change in control of the Reporting Company there will be issued to Prestige the amount of common stock and other securities of the Reporting Company as shall be designated by Prestige. The officers and directors selected by Prestige will become the officers and directors of the Reporting Company. The name of the Reporting Company following the change in control will be chosen by Prestige.

2.4.    The existing shareholders of the Reporting Company will retain 500,000 common shares of the Reporting Company (the "Shareholder Shares”). The Shareholder Shares shall be included in the Registration Statement.

2.5.    The Reporting Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of the Shareholder Shares.

2.6.    Nothing in this agreement shall prevent the Reporting Company from diluting the stock ownership of Tiber Creek by issuing additional common stock to other persons at any time.

3.	Payments.

3.1.    In full satisfaction for the services of Tiber Creek and its affiliates in regard to the Transactions described in section 1 of this agreement, Prestige will pay to Tiber Creek the amount of $100,000.

3.2.    Prestige shall pay $40,000 to Tiber Creek upon the execution of this agreement and $15,000 monthly thereafter until payment in full. All payments will be deemed earned when paid or due to Tiber Creek and are non-refundable subject to the satisfactory accomplishment of the services rendered as due in Article 1 of this agreement.

4.	Expenses.

4.1.    Tiber Creek will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

4.2.    Prestige will pay its own and third-party expenses (other than diose of Tiber Creek) including, without limitation, Federal, state and stock exchange filing fees, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Reporting Company. Tiber Creek will not incur any expenses on behalf of the Reporting Company unless permitted to do so in writing.

Agreement with Tiber Creek Corporation	Page Number 3

5.	Affiliates.

5.1.    In order to better carry out the Transactions, Tiber Creek may assign the performance of all or parts of this agreement to one or more of its affiliates or other persons, and pay such affiliates or other persons from the amounts received by Tiber Creek under this agreement. An assignment will not relieve Tiber Creek of any of its obligations under this agreement.

5.2.    Prestige understands that legal services arising from this agreement will be performed by the law firm of Cassidy & Associates, which is an affiliate of Tiber Creek. Tiber Creek will pay all costs and expenses of Cassidy & Associates. Prestige understands that this agreement does not create any attorney relationship between Prestige or the Reporting Company and Cassidy & Associates.

6.	Understandings of Prestige as a Reporting Company.

Prestige agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for E&Pco; obtaining consents of the Board of Directors and the shareholders of E&Pco, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Reporting Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

7.	Performance of Services by Others.

From time to time, the achievement of certain results desired by the Reporting Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Reporting Company’s securities. All compensation, costs and expenses of such parties, if engaged by the Reporting Company, will be borne by it. If not engaged by the Reporting Company such compensation, cost and expenses will be borne by the party or other entity engaging the same.

8.	ACTIONS AND UNDERSTANDINGS FOLLOWING THE BUSINESS COMBINATION.

8.1.    E&Pco understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. E&Pco understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

Agreement with Tiber Creek Corporation	Page Number 4

8.2.    Prestige understands that the completion of the Transactions will not, in itself, result in capital investment in the Reporting Company. The public status of the Reporting Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Reporting Company, market conditions and other factors over which neither Tiber Creek nor its affiliates have any control.

8.3.    Prestige understands that the ultimate judgement of the financial community of the investment merits of the Reporting Company will depend upon the Reporting Company’s ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations. Prestige represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

8.4.    Prestige understands that the first trading in the Reporting Company's securities may be limited, and that to increase the amount, depth and market price of its securities will require both time and effort by the Reporting Company to develop relations with market makers and to create strong and stable trading of the Reporting Company's securities.

9.	Compliance with Securities Law.

Under the securities laws:

9.1.    E&Pco and its affiliates will need to furnish all information and documents concerning it and its affiliates required for the preparation and filing of the Registration Statement by the Reporting Company which information must be complete and accurate and not contain any material misstatement or omit any material information.

9.2.    The Reporting Company must at all times observe and comply with Federal and state securities laws, rules and regulations incident to the issuance and trading of its securities and must take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with the Reporting Company, from engaging in any transactions in contravention of such laws, rules and regulations.

9.3.    E&Pco and its affiliates must not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Reporting Company and will need to take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

9.4.    The Reporting Company should not issue any securities to any person for the promotion or maintenance of a trading market in the Reporting Company’s securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities laws, rules and regulations and should not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

Agreement with Tiber Creek Corporation	Page Number 5

10.	Notices.

Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

In the case of Prestige to

Prestige O&G, LLC
2500 Tanglewilde
Suite 260
Houston, Texas 77063

In the case of Tiber Creek to

Tiber Creek Corporation
9454 Wilshire Boulevard
Suite 612
Beverly Hills, California 90212

11.	Disputes

11.1.    The parties will endeavor in good faith to resolve all disputes, controversies, or claims arising out of or relating to this agreement, or the breach thereof ("Dispute") by mediation in Houston, Texas according to the then prevailing rules and procedures of the American Arbitration Association.

11.2.    In the event that such mediation does not result in the resolution of the subject Dispute within fifteen (15) days after commencement of the mediation the Dispute shall be resolved by binding arbitration in Los Angeles, California administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

12.	Termination.

12.1.    Tiber Creek may terminate diis agreement at its election, without further obligation or liability, at any time (i) that Tiber Creek has a reasonable basis to believe that any aspect of the Transactions would constitute a fraud or deception on the market or (ii) that Prestige fails to meet its obligations under this agreement in a manner which would constitute a material breach.

12.2.    Prestige may terminate this agreement at its election, without further obligation or liability, at any time that Tiber Creek fails to meet its obligations under this agreement in a manner which would constitute a material breach.

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12.3.    In the case of any claim of a material breach the party claimed against shall have 5 days following notice of a claim to cure such breach unless such breach, by its nature, cannot be cured.

13.	Miscellaneous.

13.1.    Covenant of Further Assurances. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

13.1.(a) Scope of Agreement. This agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

13.1.(B) Currency. All references to currency in this agreement are to United States Dollars.

13.1 (c) Review of Agreement. Each party acknowledges that it has had time to review this agreement and. as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

13.2.    Ratification by the Reporting Company. The parties will cause the Reporting Company to ratify and accept this agreement so that it constitutes a binding obligation between the Reporting Company and Tiber Creek according to its terms.

13.3.    A confidentiality agreement which is attached to this agreement has been executed by the parties and constitutes an integral part of this agreement.

14.	Effective Date.

The effective date of this agreement is March 7, 2013.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

TIBER CREEK CORPORATION

President

PRESTIGE O&G, LLC

[ILLEGIBLE]
Chairman of the Board

EXHIBIT A

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (“Agreement”) is made and effective this 5th day of March, 2013, by and between Prestige O&G LLC (“Company”) and Tiber Greek Corporation, (“Recipient”) In this Agreement, Company and Recipient may, sometimes, be referred to collectively as the “Parties” and, individually, as a “Party”.

WHEREAS, Company has certain Confidential Information (hereinafter defined) concerning its business activities and properties;

WHEREAS, Recipient desires to review such Confidential Information in connection to this Agreement signed on — between the parties to conduct certain tasks and/or in order to facilitate its determination of whether to pursue further evaluation of a possible business relationship with Company, and,

WHEREAS, Company desires to provide such Confidential Information to Recipient in order that Recipient may fully review and evaluate whether to pursue further such discussions.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements herein contained, and other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Company agrees to disclose to Recipient various information, documents and other materials, some of which are proprietary to Company or may constitute trade secrets of Company, but all of which are confidential, relating to its business including technical, financial and commercial data (all of the foregoing "Confidential Information") for the sole and exclusive purpose of evaluating a possible business relationship with Company (herein “Transaction”).

2.	Recipient agrees that any and all of the Confidential Information disclosed by Company shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy or other reproduction, without the prior written consent of Company, except as provided elsewhere in this Agreement.

3.	Recipient may disclose Confidential Information without the prior written consent of Company only to the extent such information is:

a.    Already known to Recipient as of the date of disclosure hereunder and is not otherwise subject to an obligation of confidentiality;

b     Already in possession of the public or becomes available to the public other than through the act or omission of Recipient;

c.    Required to be disclosed under applicable law or by a governmental order, decree, regulation or rule (provided, however, that Recipient shall give written notice to Company prior to such disclosure in order to enable Company to seek avoidance of such disclosure); or

d.     Acquired independently from a third party that has the legal right to disseminate such information and so represents in writing prior to the time it is acquired by Recipient.

Disclosures that are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures in the public domain or in Recipient’s possession.

4.	To the extent required to evaluate the Transaction, Recipient may disclose the Confidential Information to an Affiliated Recipient (as defined below) without the prior written consent of Company, provided that Recipient guarantees the adherence of such Affiliated Recipient to the terms of this Agreement.

"Affiliated Recipient" shall mean any corporation or other legal entity which (a) controls, either directly or indirectly, Recipient, or (b) that is controlled, directly or indirectly, by Recipient, or (c) is directly or indirectly controlled by a company or entity which directly or indirectly controls Recipient. "Control" means the right to exercise more than 50% of the voting rights in the appointment of the directors of such company.

5.	Recipient may disclose the Confidential Information without the prior written consent of Company to such of the following persons who have a clear need to know the Confidential Information in order to evaluate the Transaction:

a     Employees, officers and directors of Recipient;

b     Employees, officers and directors of an Affiliated Recipient, or,

c.    Any professional consultant or agent retained by Recipient for the purpose of evaluating the Transaction.

Prior to making any such disclosures to persons under subparagraph (c) above, however, Recipient shall obtain an undertaking of confidentiality, in the same form and content as this Agreement, from each such person or entity.

6.	Notwithstanding any other provision of this Agreement, Recipient shall only use or permit the use of the Confidential Information for the purpose of conducting the evaluation of the Transaction and shall restrict use and/or circulation to only those who need to know it for such purpose to the extent specifically provided herein.

7.	Recipient shall be responsible for ensuring that all persons to whom the Confidential Information is disclosed as permitted under this Agreement shall keep such information confidential and shall not disclose or divulge the same to any unauthorized person Further, Recipient shall treat the Confidential Information with at least the same degree of care Recipient accords its own confidential information.

8.	The Confidential Information shall remain the property of Company, and Company may demand the return thereof at any time upon giving written notice to Recipient. Within 30 days of receipt of such notice (and, in any event, upon the determination by Recipient not to proceed further with the Transaction) Recipient shall return all of the original Confidential Information in tangible or electronic form and shall destroy all copies and reproductions in its possession or under its control or in the possession or under the control of persons, if any, to whom it was disclosed pursuant to Paragraphs 4 and 5 hereof.

9.	The obligations under this Agreement shall continue indefinitely, unless specifically agreed by the Parties in writing, which shall refer to this Section 9.

10.	Company hereby represents and warrants that it has the right and authority to disclose the Confidential Information to Recipient. Company, however, makes no representations or warranties, express or implied, as to the quality, accuracy and completeness of the Confidential Information disclosed hereunder. Company, its officers, directors, shareholders, and employees shall have no liability whatsoever with respect to the use of or reliance upon the Confidential Information by Recipient and Recipient disclaims any such reliance.

11.	Recipient agrees that the Confidential Information is unique, constitutes trade secrets, and may be proprietary to Company and any remedy at law for breach of this Agreement will be inadequate. Therefore, Company shall be entitled, in addition to any other remedies it may have, to obtain temporary or permanent injunctive relief for any breach or threatened breach of this Agreement without proof of actual damages caused to Company by such breach or threatened breach and without posting of bond either before or during any legal proceedings in connection herewith.

12.	Neither this Agreement, nor any disclosure of information hereunder, in any way:

a.	Obligates either Party to continue or initiate any discussions concerning the Transaction or any business relationship of any kind or constitutes or confirms an offer, agreement or understanding with respect to the Transaction or any business relationship of any kind;

b.	Grants to Recipient any right or license under any copyright, trademark, patent or other intellectual property right now or hereafter owned or licensed by Company;

c.	Obligates Company to disclose or receive any information, perform any work, enter into any license, business arrangement or other agreement;

d	Limits Company from developing, producing or marketing any products or services;

e.	Creates any agency or joint relationship; or,

f.	Limits the right of Company to enter into or not to enter into any business relationship with any Party at any time

13.	Miscellaneous.

a.	Governing Law. This Agreement shall be deemed to have been made and delivered in the State of Texas and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Texas and controlling federal law without giving effect to the conflicts of laws provisions thereof.

b.	Successors. Except as otherwise expressly provided herein, this Agreement and the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the Parties, but may not be assigned by either Party without the express written consent of the other.

c.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof.

d.	Further Assurances. The Parties hereto agree to execute and deliver such other documents and take such other actions, as may be necessary or desirable to carry out the provisions of this Agreement.

e.	Amendment or Waiver. This Agreement may be modified or amended only by a writing signed by both Parties and expressly stating that it constitutes such a modification or amendment. Only a writing signed by the Party sought to be bound by the waiver and expressly stating that it constitutes such a waiver hereof may waive a provision.

f.	Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

g.	Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

h	Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHERE OF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written

COMPANY:		Tiber Creek Corporation:
Prestige O&G
By:	/s/ Fuad Al-Humoud	By	/s/ James M. Cassidy
Name:	Fuad Al-Humoud	Name: James M. Cassidy
Title:	Chairman	Title President